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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-84282) as filed on March 22, 2002 of our report dated March 10, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Forest City Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2001. We also consent to the incorporation by reference of our report dated March 10, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 22, 2002